Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

STANLEY BLACK & DECKER, INC.

Stanley Black & Decker, Inc., a corporation organized and existing under the Connecticut Business Corporation Act (the “CBCA”), does hereby certify:

1: The name of the corporation is Stanley Black & Decker, Inc. (the “Corporation”).

2: The Restated Certificate of Incorporation of the Corporation is amended as set forth in Exhibit A attached hereto (the “Amendment”).

3: The Amendment was approved by shareholders in the manner required by Sections 33-600 to 33-998 of the Connecticut General Statutes, and by the Restated Certificate of Incorporation.

[Signature page follows]

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be duly executed this 12th day of May, 2021.

STANLEY BLACK & DECKER, INC.

By:	/s/ Janet M. Link
Name: Janet M. Link
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT A

AMENDMENT TO

THE RESTATED CERTIFICATE OF INCORPORATION

OF

STANLEY BLACK & DECKER, INC.

(THE “RESTATED CERTIFICATE”)

[1] Section 4 of the Restated Certificate is hereby deleted in its entirety and replaced with a new Section 4 as follows:

Section 4. The stock, property and affairs of said corporation shall be managed by a Board consisting of not less than nine nor more than eighteen directors, the exact number to be determined by the Board of Directors from time to time. At each annual meeting of shareholders each nominee for director shall stand for election to a one-year term expiring at the next annual meeting of shareholders. Each director of the corporation shall be elected by the vote of the majority of the votes cast with respect to the director nominee at any meeting of the shareholders held for the election of directors at which a quorum is present; provided, however, that at any meeting of the shareholders for which the secretary of the corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting, the directors shall be elected by the vote of a plurality of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors. For purposes of this Section 4, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director. Votes cast shall include votes “for” and “against” a director nominee and exclude “abstentions” and “broker non-votes” with respect to that director nominee’s election. Any director nominee who is already a director but fails to receive a majority of the votes cast for his or her election shall offer to resign from the Board of Directors, in accordance with Section 2 of Article III of the By-Laws in effect from time to time.

The directors may increase the number of directorships by the concurring vote of directors holding a majority of the directorships. Any vacancy on the Board that is created by an increase in the number of directors may be filled for the unexpired term by the concurring vote of directors holding a majority of the directorships, which number of directorships shall be the number prior to the vote on the increase. Any other vacancy which occurs on the Board may be filled for the unexpired term by the concurring vote of a majority of the remaining directors in office, though such remaining directors are less than a quorum, and though such majority is less than a quorum, or by action of the sole remaining director in office. No reduction of the number of directorships shall remove or shorten the term of any director in office.

Any director may be removed from office but only for cause by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by said corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by any terms of this Certificate of Incorporation of said corporation applicable thereto.

In the event of a vacancy among the directors so elected by the holders of preferred stock, the remaining preferred directors may fill the vacancy for the unexpired term.

[2] Section 6 of the Restated Certificate is hereby deleted in its entirety and replaced with a new Section 6 as follows:

Section 6: (a) The affirmative vote of the holders of not less than a majority of the outstanding shares of stock of the corporation entitled to vote shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) involving an “Interested Shareholder” (as hereinafter defined); provided, however, that no such vote shall be required if:

(1) The “Continuing Directors” (as hereinafter defined) of the corporation by a two-thirds vote have expressly approved such Business Combination either in advance of or subsequent to such Interested Shareholder’s having become an Interested Shareholder; or

(2) The following conditions are satisfied:

(A) The aggregate amount of the cash and the “Fair Market Value” (as hereinafter defined) of the property, securities or “Other Consideration” (as hereinafter defined) to be received per share by holders of capital stock of the corporation in the Business Combination, other than the Interested Shareholder involved in the Business Combination, is not less than the “Highest Per Share Price” or the “Highest Equivalent Price” (as hereinafter defined) paid by the Interested Shareholder in acquiring any of its holdings of the corporation’s capital stock;

(B) A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all shareholders of the corporation for the purpose of soliciting shareholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of outstanding shares of capital stock of the corporation other than any Interested Shareholder;

(C) After the Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (i) there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends, whether or not cumulative, on any outstanding preferred shares of the corporation; (ii) there shall have been no reduction in the annual rate of dividends paid on the outstanding common shares of the corporation, except as necessary to reflect any subdivision of such shares; and an increase in such annual rate of dividends as necessary to reflect any reclassification, including any reverse stock split, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding common shares; and (iii) the Interested Shareholder shall not have become the beneficial owner of any additional shares of stock of the corporation except as part of the transaction which resulted in such Interested Shareholder becoming an Interested Shareholder or by virtue of proportionate stock splits or stock dividends. The provisions of subdivisions (2)(C)(i) and (2)(C)(ii) of this subsection do not apply if no Interested Shareholder or affiliate or associate of the Interested Shareholder voted as a director of the corporation in a manner inconsistent with subdivisions (2)(C)(i) and (2)(C)(ii) and the Interested Shareholder, within ten days after any act or failure to act inconsistent with subdivisions (2)(C)(i) and (2)(C)(ii), notifies the Board of Directors of the corporation in writing that the Interested Shareholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act; and

(D) After the Interested Shareholder has become an Interested Shareholder, the Interested Shareholder shall not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantee, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation or any of its subsidiaries, whether in anticipation of or in connection with such Business Combination or otherwise.

The majority vote set forth in this subsection (a) shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

(b) For purposes of this Section 6:

(1) The term “Business Combination” shall mean

(A) any merger, consolidation or share exchange of the corporation or a subsidiary of the corporation with or into (i) an Interested Shareholder, or (ii) any other domestic or foreign corporation, whether or not itself an Interested Shareholder, which is, or after the merger, consolidation or share exchange would be, an affiliate or associate of an Interested Shareholder prior to the transaction, in the case of each of (i) and (ii) without regard to which entity is the surviving entity;

(B) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the assets of the corporation (including without limitation any voting securities of a subsidiary of the corporation) or a subsidiary of the corporation to an Interested Shareholder (in one transaction or a series of transactions);

(C) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets of an Interested Shareholder to the corporation or a subsidiary of the corporation;

(D) the issuance or transfer of any securities of the corporation or a subsidiary of the corporation by the corporation or any of its subsidiaries to an Interested Shareholder (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the corporation);

(E) any recapitalization that would have the effect of increasing the voting power of an Interested Shareholder;

(F) the issuance or transfer by an Interested Shareholder of any securities of such Interested Shareholder to the corporation or a subsidiary of the corporation (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Interested Shareholder);

(G) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder; or

(H) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

(2) The term “Interested Shareholder” shall mean and include any individual, partnership, corporation or other person or entity which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its “Affiliates” and “Associates” (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect from time to time (collectively, and as so in effect, the “Exchange Act”)), are “Beneficial Owners” (as defined in Rule 3d-3 of the Exchange Act) in the aggregate of 10% or more of the outstanding shares of any class of capital stock of the corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Notwithstanding any provision of Rule 13d-3 to the contrary, an entity shall be deemed to be the Beneficial Owner of any share of capital stock of the corporation that such entity has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

(3) The term “Substantial Part” shall mean more than 20% of the fair market value, as determined by two-thirds of the Continuing Directors, of the total consolidated assets of the corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

(4) The term “Other Consideration” shall include, without limitation, Common Stock or other capital stock of the corporation retained by shareholders of the corporation other than the Interested Shareholders or parties to such Business Combination in the event of a Business Combination in which the corporation is the surviving corporation.

(5) The term “Continuing Director” shall mean a director who is unaffiliated with any Interested Shareholder and either (A) was a member of the Board of Directors of the corporation immediately prior to the time that the Interested Shareholder involved in a Business Combination became an Interested Shareholder or (B) was designated (before his or her initial election or appointment as director) as a Continuing Director by a majority of the then Continuing Directors.

(6) The terms “Highest Per Share Price” and “Highest Equivalent Price” as used in this Section 6 shall mean the following: if there is only one class of capital stock of the corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Interested Shareholder for any share or shares of that class of capital stock. If there is more than one class of capital stock of the corporation issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the corporation, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent of the Highest Per Share Price that can be determined to have been paid at any time by the Interested Shareholder for any share or shares of any class of securities of capital stock of the corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by the Interested Shareholder shall be taken into account regardless of whether the shares were purchased before or after the Interested Shareholder became an Interested Shareholder. Also, the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes, soliciting dealers’ fees and other expenses paid by the Interested Shareholder with respect to the shares of capital stock of the corporation acquired by the Interested Shareholder. In the case of any Business Combination with an Interested Shareholder the Continuing Directors shall determine the Highest Per Share Price and the Highest Equivalent Price for each class and series of capital stock of the corporation.

(7) The term “Fair Market Value” shall mean (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a two-thirds vote of the Continuing Directors in good faith; and (B) in the case of property other than stock or cash, the fair market value of such property on the date in question as determined by a two-thirds vote of the Continuing Directors in good faith.

(c) The determination of the Continuing Directors as to Fair Market Value, Highest Per Share Price, Highest Equivalent Price, and the existence of an Interested Shareholder or a Business Combination shall be conclusive and binding.

(d) Nothing contained in this Section 6 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

(e) The fact that any Business Combination complies with the provisions of paragraph (a) (2) of this Section 6 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

(f) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the corporation, the affirmative vote of the holders of not less than a majority of the outstanding shares of stock of the corporation entitled to vote shall be required to amend, alter, change, or repeal, or adopt any provisions inconsistent with, this Section 6.

(g) The corporation expressly elects not to be governed by the provisions of Sections 33-840 to 33-842, inclusive, of the CBCA (or any successor provisions).

[3] Section 9 of the Restated Certificate is hereby deleted in its entirety and replaced with a new Section 9 as follows:

Section 9.

(a) The corporation expressly elects not to be governed by the provisions of Section 33-797(f) of the CBCA pertaining to the shareholder vote required for corporations incorporated under the laws of the State of Connecticut prior to January 1, 1997 with respect to approval of an amendment of a certificate of incorporation. Any amendment to the Certificate of Incorporation required to be adopted by the shareholders pursuant to Section 33-797 of the CBCA (or any successor provision) shall require the approval of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote thereon.

(b) The corporation expressly elects not to be governed by the provisions of Section 33-817(13) of the CBCA pertaining to the shareholder vote required for corporations incorporated under the laws of the State of Connecticut prior to January 1, 1997 with respect to approval of a plan of merger or share exchange. Any plan of merger or share exchange required to be approved by the shareholders pursuant to Section 33-817 of the CBCA (or any successor provision) shall require the approval of a majority of the votes entitled to be cast on the plan, and, if any class or series of shares are entitled to vote as a separate group on the plan of merger or share exchange, the approval of each such voting group consisting of a majority of the votes entitled to be cast on the plan of merger or share exchange by that voting group.

(c) The corporation expressly elects not to be governed by the provisions of Section 33-831(i) of the CBCA pertaining to the shareholder vote required for corporations incorporated under the laws of the State of Connecticut prior to January 1, 1997 with respect to approval of a sale of assets other than in the ordinary course of business. Any disposition required to be approved by the shareholders pursuant to Section 33-831 of the CBCA (or any successor provision) shall require the approval of a majority of the votes entitled to be cast on the disposition.

(d) The corporation expressly elects not to be governed by the provisions of Section 33-881(f) of the CBCA pertaining to the shareholder vote required for corporations incorporated under the laws of the State of Connecticut prior to January 1, 1997 with respect to approval of a dissolution. Any proposal to dissolve to be adopted pursuant to Section 33-881 of the CBCA (or any successor provision) shall require the approval of a majority of the votes entitled to be cast on that proposal.

(e) The vote required for shareholders to amend or repeal the corporation’s By-Laws pursuant to Section 33-806 (or any successor provision) of the CBCA shall be the approval of a majority of the votes entitled to be cast on such action.

[4] A new Section 12 is added to the Restated Certificate as follows:

Section 12. Action by Written Consent. (a) Action by Written Consent. Subject to the rights of the holders of any series of preferred shares or any other series or class of shares as set forth in this Certificate of Incorporation to elect directors under specific circumstances, any actions required or permitted by any provision of the CBCA to be taken by the shareholders of the corporation entitled to vote at an annual or special meeting of shareholders of the corporation may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted; provided that no such action may be taken except in accordance with the provisions of this Section 12, the By-Laws of the corporation and the CBCA. Any written consent to take action in lieu of a meeting of shareholders may be revoked by the shareholder who executed such consent prior to the effectiveness of the shareholder action or actions set forth in such written consent by delivery to the corporation of a revocation of such consent.

(b) Request for Record Date. The record date for determining such shareholders entitled to consent to corporate action in writing without a meeting shall be fixed as set forth in this Section 12, or if not so fixed, then by the Board of Directors.

Any shareholder of the corporation seeking to have the shareholders authorize or take corporate action by written consent without a meeting shall request that a record date be fixed for such purpose, by submitting a written request addressed to the secretary of this corporation and delivered by certified mail, return receipt requested, to the corporation’s principal executive offices. Such request must be signed by one or more shareholders of record (“Record Shareholders”) holding at least 25% of the outstanding common shares of the corporation (the “Requisite Percentage”) at the time such request is delivered. For the written consent to be valid, the Record Shareholders who submitted such request shall not have revoked such request or ceased to be Record Shareholders of not less than the Requisite Percentage through and as of the date of delivery of sufficient consents to take action. The term “Owned” shall have the meaning set forth in Section 6(e) of Article II of the By-Laws. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings, and whether outstanding common shares of the corporation are “Owned” for these purposes shall be determined by the Board of Directors in its sole and absolute discretion, which determination shall be conclusive and binding on the corporation and its shareholders. The written request must contain the information set forth in this Section 12.

Following delivery of the request, the Board of Directors shall, by the later of (i) twenty (20) days after delivery of a valid request to set a record date and (ii) five (5) days after delivery of any information required by the corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be taken by written consent under paragraph (d) of this Section 12, determine the validity of the request and whether the request relates to an action that may be taken by written consent and, if appropriate, adopt a resolution fixing the record date for such purpose.

The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, shall not precede the date such resolution is adopted, and, as required under the CBCA, may not be more than seventy (70) days before the action requiring a determination of shareholders.

If a request has been determined to be valid, to have been duly delivered to the secretary of the corporation and to relate to an action that may be taken by written consent pursuant to this Section 12 or if no such determination shall have been made by the date required by this Section 12, and in either event no record date has been fixed by the Board of Directors, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to this corporation in the manner described in paragraph (c) of this Section 12; provided that, if prior action by the Board of Directors is required under the provisions of the CBCA, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

The Board of Directors may fix a record date to determine the shareholders entitled to deliver written requests, whether or not the corporation has already received one or more written requests pursuant to this Section 12. A request to set a record date for determining the holders of common shares entitled to consent to an action may be revoked by the shareholder who submitted such a request to the corporation at any time prior to the time written requests to set a record date from the holders of 25% of the outstanding common shares, submitted in accordance with this Section 12, are received by the corporation through and as of the date of delivery of sufficient consents to take action.

(c) Request Requirements. Any request required by paragraph (b) of Section 12 (1) must be executed by each Record Shareholder submitting such request and each beneficial owner, if any, and include documentary evidence of Ownership of the Requisite Percentage as of the date of such written request to the secretary of the corporation; provided, however, that if the Record Shareholders making the request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the secretary of the corporation within ten (10) days after the date on which the request is delivered to the secretary of the corporation) that the beneficial owners on whose behalf the request is made beneficially Own the Requisite Percentage as of the date on which such request is delivered to the secretary of the corporation, (2) must contain an agreement to solicit consents in accordance with this Section 12, (3) must provide a statement of (A) the specific purpose or purposes of the proposal to be taken by written consent of shareholders, (B) the matters proposed to be acted on through the written consent of the shareholders, (C) the reasons for conducting such business through a written consent of shareholders and (D) any material interest in such business of each proposing Record Shareholders, and (4) must contain

(A) such information and representations required by Section 5 of Article I or Section 3 of Article II of the By-Laws as though such requesting Record Shareholders are intending to propose other business or nominate a candidate for director for an annual meeting of shareholders, as applicable, and (B) the text of the proposed action to be taken (including the text of any resolutions proposed to be adopted by written consent of shareholders and the language of any proposed amendment to the By-Laws).

The corporation may require the Record Shareholders submitting such request to furnish such other information as may be requested by the corporation to determine whether the request relates to an action that may be effected by written consent under paragraph (d) of this Section 12. In connection with an action or actions proposed to be taken by written consent in accordance with this Section 12, the Record Shareholders seeking such action or actions shall further update and supplement the information previously provided to the corporation in connection therewith, if necessary, as of the record date for determining the shareholders entitled to consent to such action or actions as would be required under the By-Laws as of the record date for a meeting of shareholders if such action were a nomination or other matter proposed to be brought before a meeting of shareholders, pursuant to Section 3 of Article II or Section 5 of Article I of the By-Laws, as applicable.

Any Record Shareholder delivering a request required by paragraph (b) of Section 12 may revoke his, her or its request at any time by written revocation delivered by certified mail, return receipt requested, to the secretary of the corporation at the corporation’s principal executive offices. Any disposition by a Record Shareholder delivering a request required by paragraph (b) of Section 12 of any common shares of the corporation (or of beneficial ownership of such shares by the beneficial owner on whose behalf the request was made) after the date of such request shall be deemed a revocation of the request with respect to such shares, and each such Record Shareholder and the applicable beneficial owner shall certify in writing to the secretary of the corporation on the day prior to the record date set for the action by written consent as to whether any such disposition has occurred. If the unrevoked requests represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the shareholder action by written consent.

(d) Actions Which May Be Taken by Written Consent. Shareholders are not entitled to act by written consent if in the good faith determination of the Board of Directors (1) the request for a record date for such action does not comply with this Section 12 or the By-Laws, (2) the action relates to an item of business that is not a proper subject for shareholder action under the CBCA, (3) the request for a record date for such action is received by the secretary of the corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the final adjournment of the next annual meeting of shareholders, (4) an identical or substantially similar item of business, as determined in good faith by the Board of Directors of the corporation in its sole and absolute discretion, which determination shall be conclusive and binding on the corporation and its shareholders (a “Similar Item”), other than the election of directors, was presented at a meeting of shareholders held not more than twelve (12) months before the request for a record date for such action is received by the secretary of the corporation, (5) a Similar Item was presented at a meeting of shareholders held within 90 days before the corporation received the request for a record date, (6) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special shareholders meeting that has been called but not yet held or that is called to be held within ninety (90) days after the request for a record date for such action is received by the secretary of the corporation, or (7) the request for a record date for such action was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this paragraph (d) of Section 12, the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the board of directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(e) Manner of Consent Solicitation. Shareholders may take action by written consent only if consents are solicited by the shareholder or group of shareholders seeking to take action by written consent of shareholders from all Record Shareholders of common shares of this corporation entitled to vote on the matter and in accordance with the CBCA.

(f) Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph (f) and in paragraph (g) as a “Consent”) must bear the date of signature of each Record Shareholder who signs the Consent, and, the Board of Directors may determine within its sole discretion, that no Consent shall be effective to take the corporate action referred to therein unless, within (sixty) 60 days of the earliest dated Consent delivered in the manner required by this paragraph (f) of Section 12 and not later than 120 days after the record date, consents signed by a sufficient number of Record Shareholders to take such action are so delivered to this corporation, or the Board of Directors may determine such other time periods in accordance with the CBCA.

(g) Delivery of Consents. No Consents may be dated or delivered to this corporation until sixty (60) days after the corporation has received a valid request to set a record date or such other date as the Board of Directors may determine in its sole discretion in accordance with the CBCA. Consents must be delivered to this corporation by delivery to its principal executive offices. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the corporation of Consents, the secretary of the corporation, or such other officer of the corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the secretary of the corporation, or such other officer of this corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the Record Shareholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the action to which the Consents relate is the election or removal for cause of one or more members of the Board of Directors, the secretary of the corporation, or such other officer of the corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consent, and such Inspectors shall discharge the functions of the secretary of the corporation, or such other officer of the corporation as the Board of Directors may designate, as the case may be, under this Section 12. If after such investigation the secretary of the corporation, such other officer of the corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of shareholders and the Consents shall be filed in such records. In conducting the investigation required by this section, the secretary of the corporation, such other officer of the corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(h) Effectiveness of Consent. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Section 12, or the Record Shareholder or Record Shareholders seeking to take such action do not otherwise comply with this Section 12, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void. No action by written consent without a meeting shall be effective until such date as the secretary of the corporation, such other officer of the corporation as the Board of Directors may designate, or the Inspectors, as applicable, certify to the corporation that the Consents delivered in accordance with paragraph (g) of Section 12, represent at least the minimum number of votes that would be necessary to take the corporate action as described in paragraph (a) of this Section 12.

(i) Challenge to Validity of Consent. Nothing contained in this Section 12 shall in any way be construed to suggest or imply that the Board of Directors of this corporation or any shareholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the secretary of the corporation, such other officer of the corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(j) Board-solicited Shareholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, the Board of Directors may solicit shareholder action by written consent and none of the foregoing provisions of this Section 12 shall apply to any solicitation of shareholder action by written consent by or at the direction of the Board of Directors.